Exhibit 99.1
News Release

Trustmark Corporation Announces Second Quarter 2014 Financial Results

JACKSON, Miss. – July 22, 2014 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $32.9 million in the second quarter of 2014, which represented diluted earnings per share of $0.49, an increase of 14.0% from the prior quarter and 6.5% from the prior year.  Trustmark’s performance during the second quarter of 2014 produced a return on average tangible equity of 13.90% and a return on average assets of 1.10%.  During the first six months of 2014, Trustmark’s net income totaled $61.9 million, which represented diluted earnings per share of $0.92, an increase of 9.5% from the prior year.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2014, to shareholders of record on September 1, 2014.

Gerard R. Host, President and CEO, stated, “Trustmark continued to achieve solid financial results in the second quarter, reflecting a 7.5% increase in total revenue as well as the fifth consecutive quarter of growth in our legacy loan portfolio.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and creating value for our shareholders.”

Balance Sheet Management
•	Loans held for investment increased at an annualized rate of 17.6% in the second quarter
•	Total loans (including acquired and held for investment) expanded at an annualized rate of 9.8%
•	Average noninterest-bearing deposits increased $46.1 million to represent 27.0% of total average deposits

Loans held for investment totaled $6.2 billion at June 30, 2014, an increase of $263.2 million, or 4.4%, from the prior quarter and $609.6 million, or 10.9%, from one year earlier.  Real estate secured loans increased $126.8 million during the second quarter.  Specifically, commercial real estate loans increased $82.6 million, reflecting growth in Trustmark’s Texas, Alabama, Mississippi and Florida markets.  The single-family mortgage portfolio increased $48.1 million led by growth in the Mississippi, Alabama and Tennessee markets.  Other real estate secured loans, which include multifamily projects, expanded $57.2 million, and reflected growth in Trustmark’s Mississippi, Texas and Alabama markets.  Construction and development loans declined $61.0 million from the prior quarter, reflecting in part transition to the non-owner occupied category.

Other loans, which include lending to states and municipalities, increased $88.4 million during the second quarter due to growth in Trustmark’s Mississippi, Texas, Florida and Alabama markets.  Commercial and industrial loans increased $42.8 million as growth in Alabama, Tennessee and Texas more than offset reductions in Mississippi and Florida.  The consumer lending portfolio expanded $5.2 million during the quarter due to growth in Trustmark’s Mississippi and Alabama markets.

Acquired loans totaled $646.5 million at June 30, 2014, down $99.8 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $6.8 billion at June 30, 2014, up $163.5 million, or 2.5%, from the prior quarter.

Average earning assets during the second quarter increased $185.4 million relative to the prior quarter principally due to increased loan and investment security balances.  Average deposits in the second quarter declined $51.6 million as the $46.1 million increase in noninterest-bearing deposits was offset by a decline in interest-bearing deposits of $97.7 million.

Trustmark Corporation
July 22, 2014

Trustmark’s solid capital position reflects the consistent profitability of its diversified financial services businesses as well as prudent balance sheet management.  At June 30, 2014, Trustmark’s tangible equity to tangible assets ratio was 8.51% while the total risk-based capital ratio was 14.54%, significantly exceeding the 10.00% benchmark to be classified as “well-capitalized.”  Trustmark’s solid capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Credit Quality
•	Continued reduction in classified and criticized loan balances
•	Foreclosed other real estate declined 4.1% from the prior quarter
•	Allowance for loan losses represented 159.71% of nonperforming loans, excluding impaired loans

Nonperforming loans totaled $71.1 million at June 30, 2014, an increase of 11.1% from the prior quarter and a decline of 4.3% from one year earlier.  The increase in nonperforming loans was primarily the result of one substandard credit migrating to nonaccrual status.  Foreclosed other real estate totaled $107.0 million, a decrease of $4.6 million, or 4.1%, from the prior quarter.  Relative to levels one year earlier, other real estate decreased $10.7 million.  Collectively, nonperforming assets totaled $178.1 million, an increase of $2.6 million from the prior quarter and a decrease of $13.9 million from one year earlier.

Net charge-offs during the second quarter of 2014 totaled $1.2 million and represented 0.08% of average loans.  This compares to net recoveries in the prior quarter of $1.9 million, or -0.13% of average loans, and to net recoveries in the second quarter of the prior year of $771 thousand, or -0.05% of average loans.  The provision for loan losses for loans held for investment was $351 thousand in the second quarter of 2014.

During the second quarter, Trustmark experienced a decline of $10.4 million, or 4.9%, in classified loan balances and a decline of $5.5 million, or 2.2%, in criticized loans relative to the prior quarter.  Relative to levels one year earlier, classified loan balances decreased $37.8 million, or 15.7%, while criticized loan balances decreased $43.7 million, or 15.2%.

Allocation of Trustmark’s $66.6 million allowance for loan losses represented 1.20% of commercial loans and 0.75% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.08% at June 30, 2014, which represents a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 159.71% of nonperforming loans, excluding impaired loans.

All of the above credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation
•	Revenue totaled $149.4 million in the second quarter, an increase of 7.5% from the prior quarter
•	Net interest income (FTE) expanded 10.7% from the prior quarter to $109.2 million
•	Bank card and other fees totaled $9.9 million, up 9.0% from the prior quarter

Net interest income (FTE) in the second quarter totaled $109.2 million, resulting in a net interest margin of 4.21%.  Relative to the prior quarter, interest income (FTE) increased $10.2 million due in part to increased loan balances as well as a $5.1 million increase in recoveries on acquired loans.  The yield on acquired loans totaled 13.40% and included recoveries from settlement of debt of $8.9 million, which represented approximately 5.15% of the total acquired annualized loan yield in the second quarter.  Excluding acquired loans, the net interest margin in the second quarter totaled 3.55%, up three basis points from the prior quarter reflecting increased loan yields and balances.

Trustmark Corporation
July 22, 2014

Noninterest income remained stable at $44.1 million in the second quarter.  Service charges on deposit accounts totaled $11.8 million in the second quarter, an increase of $278 thousand, or 2.4%, from the prior quarter.  Bank card and other fees totaled $9.9 million in the second quarter, up $813 thousand from the prior quarter, reflecting increased interchange income.

Mortgage loan production in the second quarter totaled $322.2 million, an increase of 39.9% from the prior quarter, due in part to seasonal factors, lower mortgage rates, and expanded originations in Trustmark’s Alabama markets.  Mortgage banking revenue totaled $6.2 million in the second quarter, down $638 thousand due principally to decreased positive mortgage servicing hedge ineffectiveness.

As a result of increased property and casualty business, insurance revenue in the second quarter totaled $8.3 million, an increase of 2.5% from the prior quarter.  Wealth management revenue totaled $7.7 million, down $425 thousand from the prior quarter, due principally to reduced annuity income.

Noninterest Expense
•	Routine noninterest expense remained well-controlled
•	Continued to make prudent investments and reallocate resources to promote revenue growth
•	Efficiency ratio improved to 64.31%

Noninterest expense totaled $102.8 million in the second quarter; excluding ORE and intangible amortization of $6.0 million, noninterest expense during the second quarter totaled $96.7 million, an increase of $725 thousand from comparable expenses in the prior quarter.  Salaries and benefits expense remained well-controlled and totaled $56.1 million in the second quarter, down $592 thousand, or 1.0%, from the prior quarter.  Services and fees increased $1.4 million principally due to higher legal and professional service fees.

Trustmark continued to make prudent investments and reallocate resources to support revenue growth and profitability.  During the second quarter, Trustmark opened new banking centers and regional administrative offices in Memphis, Tennessee as well as in Montgomery, Alabama.  Two banking centers with limited growth opportunities were consolidated into other offices during the quarter.  Trustmark is committed to investments to support profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 23, 2014, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877)317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, August 13, 2014, in archived format at the same web address or by calling (877) 344-7529, passcode 10008303.

Trustmark Corporation is a financial services company providing banking and financial solutions through 207 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Trustmark Corporation
July 22, 2014

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of the European financial crisis on the U.S. economy and the markets we serve, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

Linked Quarter	Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2014	3/31/2014	6/30/2013	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,205,352	$2,136,392	$3,259,086	$68,960	3.2%	$(1,053,734)	-32.3%
Securities AFS-nontaxable	135,956	149,744	171,974	(13,788)	-9.2%	(36,018)	-20.9%
Securities HTM-taxable	1,120,448	1,118,747	59,678	1,701	0.2%	1,060,770	n/	m
Securities HTM-nontaxable	43,551	31,039	11,520	12,512	40.3%	32,031	n/	m
Total securities	3,505,307	3,435,922	3,502,258	69,385	2.0%	3,049	0.1%
Loans (including loans held for sale)	6,160,781	5,950,720	5,735,296	210,061	3.5%	425,485	7.4%
Acquired loans:
Noncovered loans	664,733	751,723	949,367	(86,990)	-11.6%	(284,634)	-30.0%
Covered loans	31,122	33,805	43,425	(2,683)	-7.9%	(12,303)	-28.3%
Fed funds sold and rev repos	2,648	6,460	6,808	(3,812)	-59.0%	(4,160)	-61.1%
Other earning assets	36,259	36,820	34,752	(561)	-1.5%	1,507	4.3%
Total earning assets	10,400,850	10,215,450	10,271,906	185,400	1.8%	128,944	1.3%
Allowance for loan losses	(77,652)	(79,736)	(84,574)	2,084	-2.6%	6,922	-8.2%
Cash and due from banks	304,441	407,078	284,056	(102,637)	-25.2%	20,385	7.2%
Other assets	1,343,384	1,376,024	1,311,262	(32,640)	-2.4%	32,122	2.4%
Total assets	$11,971,023	$11,918,816	$11,782,650	$52,207	0.4%	$188,373	1.6%

Interest-bearing demand deposits	$1,826,019	$1,900,504	$1,811,402	$(74,485)	-3.9%	$14,617	0.8%
Savings deposits	3,260,634	3,193,098	3,060,437	67,536	2.1%	200,197	6.5%
Time deposits less than $100,000	1,225,706	1,280,513	1,419,381	(54,807)	-4.3%	(193,675)	-13.6%
Time deposits of $100,000 or more	911,531	947,509	1,029,498	(35,978)	-3.8%	(117,967)	-11.5%
Total interest-bearing deposits	7,223,890	7,321,624	7,320,718	(97,734)	-1.3%	(96,828)	-1.3%
Fed funds purchased and repos	387,289	282,816	312,865	104,473	36.9%	74,424	23.8%
Short-term borrowings	59,465	65,010	51,718	(5,545)	-8.5%	7,747	15.0%
Long-term FHLB advances	8,291	8,406	9,575	(115)	-1.4%	(1,284)	-13.4%
Subordinated notes	49,915	49,907	49,882	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	82,460	-	0.0%	(20,604)	-25.0%
Total interest-bearing liabilities	7,790,706	7,789,619	7,827,218	1,087	0.0%	(36,512)	-0.5%
Noninterest-bearing deposits	2,676,907	2,630,785	2,451,547	46,122	1.8%	225,360	9.2%
Other liabilities	111,170	130,749	159,525	(19,579)	-15.0%	(48,355)	-30.3%
Total liabilities	10,578,783	10,551,153	10,438,290	27,630	0.3%	140,493	1.3%
Shareholders' equity	1,392,240	1,367,663	1,344,360	24,577	1.8%	47,880	3.6%
Total liabilities and equity	$11,971,023	$11,918,816	$11,782,650	$52,207	0.4%	$188,373	1.6%

Linked Quarter	Year over Year
PERIOD END BALANCES	6/30/2014	3/31/2014	6/30/2013	$ Change	% Change	$ Change	% Change
Cash and due from banks	$322,960	$423,819	$301,532	$(100,859)	-23.8%	$21,428	7.1%
Fed funds sold and rev repos	5,000	-	7,869	5,000	n/	m	(2,869)	-36.5%
Securities available for sale	2,376,431	2,382,441	3,511,683	(6,010)	-0.3%	(1,135,252)	-32.3%
Securities held to maturity	1,156,790	1,155,569	70,338	1,221	0.1%	1,086,452	n/	m
Loans held for sale (LHFS)	142,103	120,446	202,699	21,657	18.0%	(60,596)	-29.9%
Loans held for investment (LHFI)	6,187,000	5,923,766	5,577,382	263,234	4.4%	609,618	10.9%
Allowance for loan losses	(66,648)	(67,518)	(72,825)	870	-1.3%	6,177	-8.5%
Net LHFI	6,120,352	5,856,248	5,504,557	264,104	4.5%	615,795	11.2%
Acquired loans:
Noncovered loans	616,911	713,647	922,453	(96,736)	-13.6%	(305,542)	-33.1%
Covered loans	29,628	32,670	40,820	(3,042)	-9.3%	(11,192)	-27.4%
Allowance for loan losses, acquired loans	(11,179)	(10,540)	(2,690)	(639)	6.1%	(8,489)	n/	m
Net acquired loans	635,360	735,777	960,583	(100,417)	-13.6%	(325,223)	-33.9%
Net LHFI and acquired loans	6,755,712	6,592,025	6,465,140	163,687	2.5%	290,572	4.5%
Premises and equipment, net	201,639	203,771	210,845	(2,132)	-1.0%	(9,206)	-4.4%
Mortgage servicing rights	65,049	67,614	60,380	(2,565)	-3.8%	4,669	7.7%
Goodwill	365,500	365,500	368,315	-	0.0%	(2,815)	-0.8%
Identifiable intangible assets	37,506	39,697	46,889	(2,191)	-5.5%	(9,383)	-20.0%
Other real estate, excluding covered other real estate	106,970	111,536	117,712	(4,566)	-4.1%	(10,742)	-9.1%
Covered other real estate	3,872	4,759	5,147	(887)	-18.6%	(1,275)	-24.8%
FDIC indemnification asset	10,866	13,487	17,342	(2,621)	-19.4%	(6,476)	-37.3%
Other assets	569,598	576,390	477,421	(6,792)	-1.2%	92,177	19.3%
Total assets	$12,119,996	$12,057,054	$11,863,312	$62,942	0.5%	$256,684	2.2%

Deposits:
Noninterest-bearing	$2,729,199	$2,879,341	$2,520,895	$(150,142)	-5.2%	$208,304	8.3%
Interest-bearing	7,131,167	7,242,778	7,296,697	(111,611)	-1.5%	(165,530)	-2.3%
Total deposits	9,860,366	10,122,119	9,817,592	(261,753)	-2.6%	42,774	0.4%
Fed funds purchased and repos	559,316	259,341	374,021	299,975	n/	m	185,295	49.5%
Short-term borrowings	61,227	59,671	56,645	1,556	2.6%	4,582	8.1%
Long-term FHLB advances	8,236	8,341	8,679	(105)	-1.3%	(443)	-5.1%
Subordinated notes	49,920	49,912	49,888	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	119,184	121,919	167,812	(2,735)	-2.2%	(48,628)	-29.0%
Total liabilities	10,720,105	10,683,159	10,536,493	36,946	0.3%	183,612	1.7%
Common stock	14,051	14,051	13,994	-	0.0%	57	0.4%
Capital surplus	353,196	352,402	342,359	794	0.2%	10,837	3.2%
Retained earnings	1,063,201	1,045,939	1,006,554	17,262	1.7%	56,647	5.6%
Accum other comprehensive loss, net of tax	(30,557)	(38,497)	(36,088)	7,940	-20.6%	5,531	-15.3%
Total shareholders' equity	1,399,891	1,373,895	1,326,819	25,996	1.9%	73,072	5.5%
Total liabilities and equity	$12,119,996	$12,057,054	$11,863,312	$62,942	0.5%	$256,684	2.2%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands except per share data) (unaudited)

Quarter Ended	Linked Quarter	Year over Year
INCOME STATEMENTS	6/30/2014	3/31/2014	6/30/2013	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$69,618	$66,185	$67,750	$3,433	5.2%	$1,868	2.8%
Interest and fees on acquired loans	23,250	16,786	20,987	6,464	38.5%	2,263	10.8%
Interest on securities-taxable	19,522	19,220	18,547	302	1.6%	975	5.3%
Interest on securities-tax exempt-FTE	1,912	1,920	1,974	(8)	-0.4%	(62)	-3.1%
Interest on fed funds sold and rev repos	6	5	5	1	20.0%	1	20.0%
Other interest income	379	375	372	4	1.1%	7	1.9%
Total interest income-FTE	114,687	104,491	109,635	10,196	9.8%	5,052	4.6%
Interest on deposits	3,970	4,365	5,071	(395)	-9.0%	(1,101)	-21.7%
Interest on fed funds pch and repos	110	76	88	34	44.7%	22	25.0%
Other interest expense	1,375	1,363	1,513	12	0.9%	(138)	-9.1%
Total interest expense	5,455	5,804	6,672	(349)	-6.0%	(1,217)	-18.2%
Net interest income-FTE	109,232	98,687	102,963	10,545	10.7%	6,269	6.1%
Provision for loan losses, LHFI	351	(805)	(4,846)	1,156	n/	m	5,197	n/	m
Provision for loan losses, acquired loans	3,784	63	(1,552)	3,721	n/	m	5,336	n/	m
Net interest income after provision-FTE	105,097	99,429	109,361	5,668	5.7%	(4,264)	-3.9%
Service charges on deposit accounts	11,846	11,568	12,929	278	2.4%	(1,083)	-8.4%
Insurance commissions	8,300	8,097	8,014	203	2.5%	286	3.6%
Wealth management	7,710	8,135	6,940	(425)	-5.2%	770	11.1%
Bank card and other fees	9,894	9,081	9,507	813	9.0%	387	4.1%
Mortgage banking, net	6,191	6,829	8,295	(638)	-9.3%	(2,104)	-25.4%
Other, net	199	(21)	(2,145)	220	n/	m	2,344	n/	m
Nonint inc-excl sec gains (losses), net	44,140	43,689	43,540	451	1.0%	600	1.4%
Security gains (losses), net	-	389	174	(389)	-100.0%	(174)	-100.0%
Total noninterest income	44,140	44,078	43,714	62	0.1%	426	1.0%
Salaries and employee benefits	56,134	56,726	55,405	(592)	-1.0%	729	1.3%
Services and fees	14,543	13,165	12,816	1,378	10.5%	1,727	13.5%
Net occupancy-premises	6,413	6,606	6,703	(193)	-2.9%	(290)	-4.3%
Equipment expense	6,136	6,138	6,193	(2)	0.0%	(57)	-0.9%
FDIC assessment expense	2,468	2,416	2,376	52	2.2%	92	3.9%
ORE/Foreclosure expense	3,836	3,315	5,131	521	15.7%	(1,295)	-25.2%
Other expense	13,231	13,252	18,571	(21)	-0.2%	(5,340)	-28.8%
Total noninterest expense	102,761	101,618	107,195	1,143	1.1%	(4,434)	-4.1%
Income before income taxes and tax eq adj	46,476	41,889	45,880	4,587	11.0%	596	1.3%
Tax equivalent adjustment	3,944	3,783	3,735	161	4.3%	209	5.6%
Income before income taxes	42,532	38,106	42,145	4,426	11.6%	387	0.9%
Income taxes	9,635	9,103	11,024	532	5.8%	(1,389)	-12.6%
Net income	$32,897	$29,003	$31,121	$3,894	13.4%	$1,776	5.7%

Per share data
Earnings per share - basic	$0.49	$0.43	$0.46	$0.06	14.0%	$0.03	6.5%

Earnings per share - diluted	$0.49	$0.43	$0.46	$0.06	14.0%	$0.03	6.5%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average shares outstanding
Basic	67,439,659	67,410,147	67,162,530

Diluted	67,582,714	67,550,483	67,344,117

Period end shares outstanding	67,439,788	67,439,562	67,163,195

OTHER FINANCIAL DATA
Return on equity	9.48%	8.60%	9.29%
Return on average tangible equity	13.90%	12.93%	14.09%
Return on assets	1.10%	0.99%	1.06%
Interest margin - Yield - FTE	4.42%	4.15%	4.28%
Interest margin - Cost	0.21%	0.23%	0.26%
Net interest margin - FTE	4.21%	3.92%	4.02%
Efficiency ratio (1)	64.31%	68.32%	67.72%
Full-time equivalent employees	3,095	3,114	3,119

STOCK PERFORMANCE
Market value-Close	$24.69	$25.35	$24.58
Book value	$20.76	$20.37	$19.76
Tangible book value	$14.78	$14.36	$13.57

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter			Year over Year
NONPERFORMING ASSETS (1)	6/30/2014	3/31/2014	6/30/2013	$ Change	% Change		$ Change	% Change
Nonaccrual loans
Alabama	$80	$96	$73	$(16)	-16.7%		$7	9.6%
Florida	11,041	9,956	15,916	1,085	10.9%		(4,875)	-30.6%
Mississippi (2)	49,430	44,168	41,761	5,262	11.9%		7,669	18.4%
Tennessee (3)	4,244	5,206	4,482	(962)	-18.5%		(238)	-5.3%
Texas	6,323	4,572	12,086	1,751	38.3%		(5,763)	-47.7%
Total nonaccrual loans	71,118	63,998	74,318	7,120	11.1%		(3,200)	-4.3%
Other real estate
Alabama	24,541	24,103	27,245	438	1.8%		(2,704)	-9.9%
Florida	43,207	42,013	35,025	1,194	2.8%		8,182	23.4%
Mississippi (2)	18,723	22,287	26,843	(3,564)	-16.0%		(8,120)	-30.2%
Tennessee (3)	12,073	13,000	15,811	(927)	-7.1%		(3,738)	-23.6%
Texas	8,426	10,133	12,788	(1,707)	-16.8%		(4,362)	-34.1%
Total other real estate	106,970	111,536	117,712	(4,566)	-4.1%		(10,742)	-9.1%
Total nonperforming assets	$178,088	$175,534	$192,030	$2,554	1.5%		$(13,942)	-7.3%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,936	$1,870	$4,194	$66	3.5%		$(2,258)	-53.8%

LHFS-Guaranteed GNMA serviced loans (no obligation to repurchase)	$21,810	$20,109	$14,003	$1,701	8.5%		$7,807	55.8%

	Quarter Ended			Linked Quarter			Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2014	3/31/2014	6/30/2013	$ Change	% Change		$ Change	% Change
Beginning Balance	$67,518	$66,448	$76,900	$1,070	1.6%		$(9,382)	-12.2%
Provision for loan losses	351	(805)	(4,846)	1,156	n/	m	5,197	n/	m
Charge-offs	(3,820)	(3,016)	(3,031)	(804)	26.7%		(789)	26.0%
Recoveries	2,599	4,891	3,802	(2,292)	-46.9%		(1,203)	-31.6%
Net (charge-offs) recoveries	(1,221)	1,875	771	(3,096)	n/	m	(1,992)	n/	m
Ending Balance	$66,648	$67,518	$72,825	$(870)	-1.3%		$(6,177)	-8.5%

PROVISION FOR LOAN LOSSES (4)
Alabama	$696	$472	$232	$224	47.5%		$464	n/	m
Florida	(2,014)	(3,499)	(3,425)	1,485	-42.4%		1,411	-41.2%
Mississippi (2)	2,877	1,983	(520)	894	45.1%		3,397	n/	m
Tennessee (3)	(277)	(915)	(335)	638	-69.7%		58	-17.3%
Texas	(931)	1,154	(798)	(2,085)	n/	m	(133)	16.7%
Total provision for loan losses	$351	$(805)	$(4,846)	$1,156	n/	m	$5,197	n/	m

NET CHARGE-OFFS (4)
Alabama	$84	$55	$67	$29	52.7%		$17	25.4%
Florida	(525)	(2,524)	(1,426)	1,999	-79.2%		901	-63.2%
Mississippi (2)	1,518	676	291	842	n/	m	1,227	n/	m
Tennessee (3)	87	(1)	103	88	n/	m	(16)	-15.5%
Texas	57	(81)	194	138	n/	m	(137)	-70.6%
Total net charge-offs (recoveries)	$1,221	$(1,875)	$(771)	$3,096	n/	m	$1,992	n/	m

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.08%	-0.13%	-0.05%
Provision for loan losses/average loans	0.02%	-0.05%	-0.34%
Nonperforming loans/total loans (incl LHFS)	1.12%	1.06%	1.29%
Nonperforming assets/total loans (incl LHFS)	2.81%	2.90%	3.32%
Nonperforming assets/total loans (incl LHFS) +ORE	2.77%	2.85%	3.26%
ALL/total loans (excl LHFS)	1.08%	1.14%	1.31%
ALL-commercial/total commercial loans	1.20%	1.33%	1.48%
ALL-consumer/total consumer and home mortgage loans	0.75%	0.65%	0.84%
ALL/nonperforming loans	93.71%	105.50%	97.99%
ALL/nonperforming loans - (excl impaired loans)	159.71%	180.86%	158.75%

CAPITAL RATIOS
Total equity/total assets	11.55%	11.39%	11.18%
Tangible equity/tangible assets	8.51%	8.31%	7.96%
Tangible equity/risk-weighted assets	12.19%	12.08%	11.57%
Tier 1 leverage ratio	9.43%	9.14%	8.71%
Tier 1 common risk-based capital ratio	12.61%	12.37%	11.79%
Tier 1 risk-based capital ratio	13.34%	13.11%	12.55%
Total risk-based capital ratio	14.54%	14.34%	13.89%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Securities AFS-taxable	$2,205,352	$2,136,392	$3,026,186	$3,279,606	$3,259,086	$2,171,062	$3,048,737
Securities AFS-nontaxable	135,956	149,744	160,989	172,055	171,974	142,812	169,885
Securities HTM-taxable	1,120,448	1,118,747	265,792	59,168	59,678	1,119,602	54,186
Securities HTM-nontaxable	43,551	31,039	21,172	11,024	11,520	37,330	14,070
Total securities	3,505,307	3,435,922	3,474,139	3,521,853	3,502,258	3,470,806	3,286,878
Loans (including loans held for sale)	6,160,781	5,950,720	5,847,557	5,784,170	5,735,296	6,056,331	5,738,301
Acquired loans:
Noncovered loans	664,733	751,723	812,426	888,883	949,367	707,988	741,162
Covered loans	31,122	33,805	34,640	39,561	43,425	32,456	46,602
Fed funds sold and rev repos	2,648	6,460	11,094	8,978	6,808	4,543	6,714
Other earning assets	36,259	36,820	32,118	38,226	34,752	36,538	34,707
Total earning assets	10,400,850	10,215,450	10,211,974	10,281,671	10,271,906	10,308,662	9,854,364
Allowance for loan losses	(77,652)	(79,736)	(78,742)	(79,696)	(84,574)	(78,688)	(85,505)
Cash and due from banks	304,441	407,078	275,051	272,320	284,056	355,476	277,435
Other assets	1,343,384	1,376,024	1,360,712	1,284,813	1,311,262	1,359,614	1,247,729
Total assets	$11,971,023	$11,918,816	$11,768,995	$11,759,108	$11,782,650	$11,945,064	$11,294,023

Interest-bearing demand deposits	$1,826,019	$1,900,504	$1,803,956	$1,842,379	$1,811,402	$1,863,056	$1,757,668
Savings deposits	3,260,634	3,193,098	2,952,472	2,995,110	3,060,437	3,227,053	2,914,901
Time deposits less than $100,000	1,225,706	1,280,513	1,344,488	1,380,954	1,419,381	1,252,958	1,344,416
Time deposits of $100,000 or more	911,531	947,509	961,075	993,948	1,029,498	929,421	961,678
Total interest-bearing deposits	7,223,890	7,321,624	7,061,991	7,212,391	7,320,718	7,272,488	6,978,663
Fed funds purchased and repos	387,289	282,816	361,758	364,446	312,865	335,341	290,038
Short-term borrowings	59,465	65,010	63,531	59,324	51,718	62,222	59,316
Long-term FHLB advances	8,291	8,406	8,507	8,620	9,575	8,348	7,091
Subordinated notes	49,915	49,907	49,898	49,890	49,882	49,911	49,878
Junior subordinated debt securities	61,856	61,856	61,856	61,856	82,460	61,856	80,237
Total interest-bearing liabilities	7,790,706	7,789,619	7,607,541	7,756,527	7,827,218	7,790,166	7,465,223
Noninterest-bearing deposits	2,676,907	2,630,785	2,611,209	2,479,082	2,451,547	2,653,973	2,325,993
Other liabilities	111,170	130,749	203,270	190,143	159,525	120,906	167,821
Total liabilities	10,578,783	10,551,153	10,422,020	10,425,752	10,438,290	10,565,045	9,959,037
Shareholders' equity	1,392,240	1,367,663	1,346,975	1,333,356	1,344,360	1,380,019	1,334,986
Total liabilities and equity	$11,971,023	$11,918,816	$11,768,995	$11,759,108	$11,782,650	$11,945,064	$11,294,023

PERIOD END BALANCES	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Cash and due from banks	$322,960	$423,819	$345,761	$335,695	$301,532
Fed funds sold and rev repos	5,000	-	7,253	7,867	7,869
Securities available for sale	2,376,431	2,382,441	2,194,154	3,372,101	3,511,683
Securities held to maturity	1,156,790	1,155,569	1,168,728	69,980	70,338
Loans held for sale (LHFS)	142,103	120,446	149,169	119,986	202,699
Loans held for investment (LHFI)	6,187,000	5,923,766	5,798,881	5,696,641	5,577,382
Allowance for loan losses	(66,648)	(67,518)	(66,448)	(68,632)	(72,825)
Net LHFI	6,120,352	5,856,248	5,732,433	5,628,009	5,504,557
Acquired loans:
Noncovered loans	616,911	713,647	769,990	837,875	922,453
Covered loans	29,628	32,670	34,216	37,250	40,820
Allowance for loan losses, acquired loans	(11,179)	(10,540)	(9,636)	(5,333)	(2,690)
Net acquired loans	635,360	735,777	794,570	869,792	960,583
Net LHFI and acquired loans	6,755,712	6,592,025	6,527,003	6,497,801	6,465,140
Premises and equipment, net	201,639	203,771	207,283	208,837	210,845
Mortgage servicing rights	65,049	67,614	67,834	63,150	60,380
Goodwill	365,500	365,500	372,851	372,463	368,315
Identifiable intangible assets	37,506	39,697	41,990	44,424	46,889
Other real estate, excluding covered other real estate	106,970	111,536	106,539	116,329	117,712
Covered other real estate	3,872	4,759	5,108	5,092	5,147
FDIC indemnification asset	10,866	13,487	14,347	17,085	17,342
Other assets	569,598	576,390	582,363	574,387	477,421
Total assets	$12,119,996	$12,057,054	$11,790,383	$11,805,197	$11,863,312

Deposits:
Noninterest-bearing	$2,729,199	$2,879,341	$2,663,503	$2,643,612	$2,520,895
Interest-bearing	7,131,167	7,242,778	7,196,399	7,143,622	7,296,697
Total deposits	9,860,366	10,122,119	9,859,902	9,787,234	9,817,592
Fed funds purchased and repos	559,316	259,341	251,587	342,465	374,021
Short-term borrowings	61,227	59,671	66,385	60,698	56,645
Long-term FHLB advances	8,236	8,341	8,458	8,562	8,679
Subordinated notes	49,920	49,912	49,904	49,896	49,888
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	119,184	121,919	137,338	164,972	167,812
Total liabilities	10,720,105	10,683,159	10,435,430	10,475,683	10,536,493
Common stock	14,051	14,051	14,038	13,998	13,994
Capital surplus	353,196	352,402	349,680	343,759	342,359
Retained earnings	1,063,201	1,045,939	1,034,966	1,023,983	1,006,554
Accum other comprehensive loss, net of tax	(30,557)	(38,497)	(43,731)	(52,226)	(36,088)
Total shareholders' equity	1,399,891	1,373,895	1,354,953	1,329,514	1,326,819
Total liabilities and equity	$12,119,996	$12,057,054	$11,790,383	$11,805,197	$11,863,312

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Interest and fees on LHFS & LHFI-FTE	$69,618	$66,185	$67,038	$68,417	$67,750	$135,803	$135,162
Interest and fees on acquired loans	23,250	16,786	23,384	19,183	20,987	40,036	33,769
Interest on securities-taxable	19,522	19,220	19,078	18,654	18,547	38,742	35,086
Interest on securities-tax exempt-FTE	1,912	1,920	1,963	1,960	1,974	3,832	3,992
Interest on fed funds sold and rev repos	6	5	14	8	5	11	9
Other interest income	379	375	367	372	372	754	727
Total interest income-FTE	114,687	104,491	111,844	108,594	109,635	219,178	208,745
Interest on deposits	3,970	4,365	4,768	4,970	5,071	8,335	9,980
Interest on fed funds pch and repos	110	76	104	106	88	186	169
Other interest expense	1,375	1,363	1,370	1,389	1,513	2,738	3,003
Total interest expense	5,455	5,804	6,242	6,465	6,672	11,259	13,152
Net interest income-FTE	109,232	98,687	105,602	102,129	102,963	207,919	195,593
Provision for loan losses, LHFI	351	(805)	(1,983)	(3,624)	(4,846)	(454)	(7,814)
Provision for loan losses, acquired loans	3,784	63	4,169	3,292	(1,552)	3,847	(1,422)
Net interest income after provision-FTE	105,097	99,429	103,416	102,461	109,361	204,526	204,829
Service charges on deposit accounts	11,846	11,568	13,114	13,852	12,929	23,414	24,610
Insurance commissions	8,300	8,097	7,343	8,227	8,014	16,397	15,256
Wealth management	7,710	8,135	8,145	7,520	6,940	15,845	13,815
Bank card and other fees	9,894	9,081	9,580	8,929	9,507	18,975	17,452
Mortgage banking, net	6,191	6,829	5,186	8,440	8,295	13,020	19,878
Other, net	199	(21)	(4,802)	165	(2,145)	178	(3,336)
Nonint inc-excl sec gains (losses), net	44,140	43,689	38,566	47,133	43,540	87,829	87,675
Security gains (losses), net	-	389	107	-	174	389	378
Total noninterest income	44,140	44,078	38,673	47,133	43,714	88,218	88,053
Salaries and employee benefits	56,134	56,726	56,687	56,043	55,405	112,860	108,997
Services and fees	14,543	13,165	14,476	13,580	12,816	27,708	25,848
Net occupancy-premises	6,413	6,606	6,659	6,644	6,703	13,019	12,658
Equipment expense	6,136	6,138	6,400	6,271	6,193	12,274	11,867
FDIC assessment expense	2,468	2,416	2,228	2,376	2,376	4,884	4,397
ORE/Foreclosure expense	3,836	3,315	3,009	3,079	5,131	7,151	8,951
Other expense	13,231	13,252	15,408	13,531	18,571	26,483	36,622
Total noninterest expense	102,761	101,618	104,867	101,524	107,195	204,379	209,340
Income before income taxes and tax eq adj	46,476	41,889	37,222	48,070	45,880	88,365	83,542
Tax equivalent adjustment	3,944	3,783	3,747	3,700	3,735	7,727	7,390
Income before income taxes	42,532	38,106	33,475	44,370	42,145	80,638	76,152
Income taxes	9,635	9,103	5,436	11,336	11,024	18,738	20,165
Net income	$32,897	$29,003	$28,039	$33,034	$31,121	$61,900	$55,987

Per share data
Earnings per share - basic	$0.49	$0.43	$0.42	$0.49	$0.46	$0.92	$0.84

Earnings per share - diluted	$0.49	$0.43	$0.42	$0.49	$0.46	$0.92	$0.84

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	67,439,659	67,410,147	67,249,877	67,177,013	67,162,530	67,424,984	66,576,125

Diluted	67,582,714	67,550,483	67,449,778	67,382,478	67,344,117	67,566,640	66,748,713

Period end shares outstanding	67,439,788	67,439,562	67,372,980	67,181,694	67,163,195	67,439,788	67,163,195

OTHER FINANCIAL DATA
Return on equity	9.48%	8.60%	8.26%	9.83%	9.29%	9.05%	8.46%
Return on average tangible equity	13.90%	12.93%	12.59%	14.92%	14.09%	13.43%	12.43%
Return on assets	1.10%	0.99%	0.95%	1.11%	1.06%	1.05%	1.00%
Interest margin - Yield - FTE	4.42%	4.15%	4.35%	4.19%	4.28%	4.29%	4.27%
Interest margin - Cost	0.21%	0.23%	0.24%	0.25%	0.26%	0.22%	0.27%
Net interest margin - FTE	4.21%	3.92%	4.10%	3.94%	4.02%	4.07%	4.00%
Efficiency ratio (1)	64.31%	68.32%	68.38%	65.32%	67.72%	66.24%	66.78%
Full-time equivalent employees	3,095	3,114	3,110	3,110	3,119

STOCK PERFORMANCE
Market value-Close	$24.69	$25.35	$26.84	$25.60	$24.58
Book value	$20.76	$20.37	$20.11	$19.79	$19.76
Tangible book value	$14.78	$14.36	$13.95	$13.58	$13.57

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Nonaccrual loans
Alabama	$80	$96	$14	$81	$73
Florida	11,041	9,956	12,278	14,619	15,916
Mississippi (2)	49,430	44,168	42,307	43,132	41,761
Tennessee (3)	4,244	5,206	4,390	5,596	4,482
Texas	6,323	4,572	6,249	9,953	12,086
Total nonaccrual loans	71,118	63,998	65,238	73,381	74,318
Other real estate
Alabama	24,541	24,103	25,912	25,308	27,245
Florida	43,207	42,013	34,480	39,198	35,025
Mississippi (2)	18,723	22,287	22,766	25,439	26,843
Tennessee (3)	12,073	13,000	12,892	14,615	15,811
Texas	8,426	10,133	10,489	11,769	12,788
Total other real estate	106,970	111,536	106,539	116,329	117,712
Total nonperforming assets	$178,088	$175,534	$171,777	$189,710	$192,030

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,936	$1,870	$3,298	$2,344	$4,194

LHFS-Guaranteed GNMA serviced loans (no obligation to repurchase)	$21,810	$20,109	$21,540	$18,432	$14,003

	Quarter Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Beginning Balance	$67,518	$66,448	$68,632	$72,825	$76,900	$66,448	$78,738
Provision for loan losses	351	(805)	(1,983)	(3,624)	(4,846)	(454)	(7,814)
Charge-offs	(3,820)	(3,016)	(3,305)	(3,817)	(3,031)	(6,836)	(6,356)
Recoveries	2,599	4,891	3,104	3,248	3,802	7,490	8,257
Net (charge-offs) recoveries	(1,221)	1,875	(201)	(569)	771	654	1,901
Ending Balance	$66,648	$67,518	$66,448	$68,632	$72,825	$66,648	$72,825

PROVISION FOR LOAN LOSSES (4)
Alabama	$696	$472	$332	$550	$232	$1,168	$908
Florida	(2,014)	(3,499)	(2,350)	(2,642)	(3,425)	(5,513)	(7,100)
Mississippi (2)	2,877	1,983	3,336	(1,051)	(520)	4,860	(2,440)
Tennessee (3)	(277)	(915)	(117)	(150)	(335)	(1,192)	(713)
Texas	(931)	1,154	(3,184)	(331)	(798)	223	1,531
Total provision for loan losses	$351	$(805)	$(1,983)	$(3,624)	$(4,846)	$(454)	$(7,814)

NET CHARGE-OFFS (4)
Alabama	$84	$55	$74	$132	$67	$139	$78
Florida	(525)	(2,524)	(634)	(138)	(1,426)	(3,049)	(2,275)
Mississippi (2)	1,518	676	393	375	291	2,194	1
Tennessee (3)	87	(1)	506	(153)	103	86	352
Texas	57	(81)	(138)	353	194	(24)	(57)
Total net charge-offs (recoveries)	$1,221	$(1,875)	$201	$569	$(771)	$(654)	$(1,901)

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.08%	-0.13%	0.01%	0.04%	-0.05%	-0.02%	-0.07%
Provision for loan losses/average loans	0.02%	-0.05%	-0.13%	-0.25%	-0.34%	-0.02%	-0.27%
Nonperforming loans/total loans (incl LHFS)	1.12%	1.06%	1.10%	1.26%	1.29%
Nonperforming assets/total loans (incl LHFS)	2.81%	2.90%	2.89%	3.26%	3.32%
Nonperforming assets/total loans (incl LHFS) +ORE	2.77%	2.85%	2.84%	3.20%	3.26%
ALL/total loans (excl LHFS)	1.08%	1.14%	1.15%	1.20%	1.31%
ALL-commercial/total commercial loans	1.20%	1.33%	1.30%	1.39%	1.48%
ALL-consumer/total consumer and home mortgage loans	0.75%	0.65%	0.75%	0.73%	0.84%
ALL/nonperforming loans	93.71%	105.50%	101.86%	93.53%	97.99%
ALL/nonperforming loans - (excl impaired loans)	159.71%	180.86%	190.70%	161.96%	158.75%

CAPITAL RATIOS
Total equity/total assets	11.55%	11.39%	11.49%	11.26%	11.18%
Tangible equity/tangible assets	8.51%	8.31%	8.26%	8.01%	7.96%
Tangible equity/risk-weighted assets	12.19%	12.08%	11.88%	11.66%	11.57%
Tier 1 leverage ratio	9.43%	9.14%	9.06%	8.78%	8.71%
Tier 1 common risk-based capital ratio	12.61%	12.37%	12.21%	11.92%	11.79%
Tier 1 risk-based capital ratio	13.34%	13.11%	12.97%	12.69%	12.55%
Total risk-based capital ratio	14.54%	14.34%	14.18%	14.02%	13.89%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

Note 1 – Business Combinations

Oxford, Mississippi Branches

On July 26, 2013, Trustmark National Bank (TNB), a subsidiary of Trustmark Corporation (Trustmark), completed its acquisition of two branches of SOUTHBank, F.S.B. (SOUTHBank), located in Oxford, Mississippi.  As a result of this acquisition, TNB assumed deposit accounts of approximately $11.7 million in addition to purchasing the two physical branch offices.  The transaction was not material to Trustmark’s consolidated financial statements and was not considered a business combination in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, “Business Combinations.”

BancTrust Financial Group, Inc.

On February 15, 2013, Trustmark completed its merger with BancTrust Financial Group, Inc. (BancTrust), a 26-year-old bank holding company headquartered in Mobile, Alabama.  In accordance with the terms of the definitive agreement, the holders of BancTrust common stock received 0.125 of a share of Trustmark common stock for each share of BancTrust common stock in a tax-free exchange.  Trustmark issued approximately 2.24 million shares of its common stock for all issued and outstanding shares of BancTrust common stock.  The total value of the 2.24 million shares of Trustmark common stock issued to the BancTrust shareholders on the acquisition date was approximately $53.5 million, based on a closing stock price of $23.83 per share of Trustmark common stock on February 15, 2013.  At closing, Trustmark repurchased the $50.0 million of BancTrust preferred stock and associated warrant issued to the U.S. Department of Treasury under the Capital Purchase Program for approximately $52.6 million.

This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805. Accordingly, the assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the acquisition date. The purchase price allocation was finalized in the first quarter of 2014.

The statement of assets purchased and liabilities assumed in the BancTrust acquisition is presented below at their adjusted estimated fair values as of the acquisition date of February 15, 2013 ($ in thousands):

Assets
Cash and due from banks	$141,616
Securities	528,016
Loans held for sale	1,050
Acquired noncovered loans	944,235
Premises and equipment, net	54,952
Identifiable intangible assets	33,498
Other real estate	40,103
Other assets	109,423
Total Assets	1,852,893

Liabilities
Deposits	1,740,254
Other borrowings	64,051
Other liabilities	16,761
Total Liabilities	1,821,066

Net identified assets acquired at fair value	31,827
Goodwill	74,247
Net assets acquired at fair value	$106,074

The excess of the consideration paid over the estimated fair value of the net assets acquired was $74.2 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the acquisition date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately 10 years.

Loans, excluding loans held for sale (LHFS), acquired from BancTrust were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements and leases, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$100	$100	$502	$503	$505
U.S. Government agency obligations
Issued by U.S. Government agencies	117,489	123,368	129,293	133,013	139,066
Issued by U.S. Government sponsored agencies	40,848	40,601	40,179	132,425	133,791
Obligations of states and political subdivisions	171,229	172,437	171,738	212,991	212,204
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	13,492	14,263	14,474	48,240	46,330
Issued by FNMA and FHLMC	225,229	232,488	241,118	214,795	227,927
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,543,619	1,530,068	1,290,741	2,048,275	2,156,320
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	229,283	232,072	242,172	354,131	361,575
Asset-backed securities and structured financial products	35,142	37,044	63,937	227,728	233,965
Total securities available for sale	$2,376,431	$2,382,441	$2,194,154	$3,372,101	$3,511,683

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$100,563	$100,361	$100,159	$-	$-
Obligations of states and political subdivisions	65,193	65,757	65,987	30,229	30,295
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	13,959	12,177	9,433	2,420	2,547
Issued by FNMA and FHLMC	12,165	12,395	12,724	564	567
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	822,444	822,135	837,393	-	-
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	142,466	142,744	143,032	36,767	36,929
Total securities held to maturity	$1,156,790	$1,155,569	$1,168,728	$69,980	$70,338

During the fourth quarter of 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At June 30, 2014, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive (loss) income in the accompanying balance sheet totaled approximately $43.6 million ($26.9 million, net of tax).

During the fourth quarter of 2013, Trustmark sold $135.6 million of Collateralized Loan Obligations (CLO) generating a net gain of $1.3 million. These securities were identified as available for sale and had been carried in the asset-backed securities and structured financial products line item in the table shown above. This sale left Trustmark with a CLO balance of $25.9 million at December 31, 2013, which was subsequently sold in its entirety for a gain of $389 thousand in January 2014.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 93% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Loans secured by real estate:
Construction, land development and other land loans	$531,651	$592,658	$596,889	$572,057	$519,263
Secured by 1-4 family residential properties	1,581,859	1,533,781	1,485,564	1,482,963	1,414,871
Secured by nonfarm, nonresidential properties	1,544,516	1,461,947	1,415,139	1,408,342	1,406,930
Other real estate secured	250,383	193,221	189,362	196,328	192,568
Commercial and industrial loans	1,250,146	1,207,367	1,157,614	1,132,863	1,169,327
Consumer loans	165,372	160,153	165,308	164,612	160,318
Other loans	863,073	774,639	789,005	739,476	714,105
LHFI	6,187,000	5,923,766	5,798,881	5,696,641	5,577,382
Allowance for loan losses	(66,648)	(67,518)	(66,448)	(68,632)	(72,825)
Net LHFI	$6,120,352	$5,856,248	$5,732,433	$5,628,009	$5,504,557

ACQUIRED NONCOVERED LOANS BY TYPE	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Loans secured by real estate:
Construction, land development and other land loans	$75,353	$88,683	$98,928	$106,655	$132,116
Secured by 1-4 family residential properties	133,191	145,213	157,914	168,573	184,928
Secured by nonfarm, nonresidential properties	226,967	271,696	287,136	301,686	318,603
Other real estate secured	30,918	34,787	33,948	35,051	34,869
Commercial and industrial loans	114,212	135,114	149,495	186,649	206,338
Consumer loans	14,733	15,024	18,428	22,251	27,420
Other loans	21,537	23,130	24,141	17,010	18,179
Noncovered loans	616,911	713,647	769,990	837,875	922,453
Allowance for loan losses	(9,770)	(9,952)	(7,249)	(3,007)	(112)
Net noncovered loans	$607,141	$703,695	$762,741	$834,868	$922,341

ACQUIRED COVERED LOANS BY TYPE	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Loans secured by real estate:
Construction, land development and other land loans	$2,130	$2,239	$2,363	$2,585	$3,662
Secured by 1-4 family residential properties	14,565	15,572	16,416	17,785	18,899
Secured by nonfarm, nonresidential properties	8,831	10,629	10,945	12,120	13,341
Other real estate secured	2,376	2,470	2,644	2,817	2,929
Commercial and industrial loans	336	361	394	478	543
Consumer loans	-	49	119	151	173
Other loans	1,390	1,350	1,335	1,314	1,273
Covered loans	29,628	32,670	34,216	37,250	40,820
Allowance for loan losses	(1,409)	(588)	(2,387)	(2,326)	(2,578)
Net covered loans	$28,219	$32,082	$31,829	$34,924	$38,242

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)

	June 30, 2014
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$531,651	$45,142	$57,914	$250,057	$35,059	$143,479
Secured by 1-4 family residential properties	1,581,859	28,518	50,499	1,354,515	130,032	18,295
Secured by nonfarm, nonresidential properties	1,544,516	58,766	160,095	796,797	149,227	379,631
Other real estate secured	250,383	7,569	4,424	164,209	28,192	45,989
Commercial and industrial loans	1,250,146	67,052	10,712	805,120	91,810	275,452
Consumer loans	165,372	15,514	2,898	127,699	16,538	2,723
Other loans	863,073	39,044	46,233	638,622	47,941	91,233
Loans	$6,187,000	$261,605	$332,775	$4,137,019	$498,799	$956,802

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$49,616	$1,846	$27,679	$15,566	$1,160	$3,365
Development	62,201	777	7,573	34,470	1,392	17,989
Unimproved land	132,639	5,402	18,504	63,305	23,574	21,854
1-4 family construction	114,509	20,746	3,507	62,146	2,672	25,438
Other construction	172,686	16,371	651	74,570	6,261	74,833
Construction, land development and other land loans	$531,651	$45,142	$57,914	$250,057	$35,059	$143,479

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$184,843	$14,702	$39,709	$68,149	$18,433	$43,850
Office	207,620	8,912	32,816	85,103	8,219	72,570
Nursing homes/assisted living	125,911	-	-	102,912	5,925	17,074
Hotel/motel	99,120	12,076	16,350	46,667	24,027	-
Industrial	79,698	4,312	7,286	35,661	149	32,290
Health care	28,937	3,539	-	25,348	50	-
Convenience stores	10,086	251	-	5,958	1,294	2,583
Other	153,966	2,389	19,562	82,531	5,023	44,461
Total income producing loans	890,181	46,181	115,723	452,329	63,120	212,828

Owner-occupied:
Office	126,379	3,933	17,191	63,465	10,645	31,145
Churches	93,738	2,314	2,926	44,225	33,082	11,191
Industrial warehouses	82,111	1,051	3,050	28,708	8,038	41,264
Health care	97,851	257	8,807	55,485	14,206	19,096
Convenience stores	56,751	479	1,598	33,304	2,868	18,502
Retail	28,983	539	3,787	18,061	3,125	3,471
Restaurants	35,090	-	2,615	27,096	4,296	1,083
Auto dealerships	8,457	-	176	6,639	1,610	32
Other	124,975	4,012	4,222	67,485	8,237	41,019
Total owner-occupied loans	654,335	12,585	44,372	344,468	86,107	166,803

Loans secured by nonfarm, nonresidential properties	$1,544,516	$58,766	$160,095	$796,797	$149,227	$379,631

(1)	Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Securities – taxable	2.35%	2.39%	2.30%	2.22%	2.24%	2.37%	2.28%
Securities – nontaxable	4.27%	4.31%	4.28%	4.25%	4.31%	4.29%	4.38%
Securities – total	2.45%	2.50%	2.40%	2.32%	2.35%	2.47%	2.40%
Loans - LHFI & LHFS	4.53%	4.51%	4.55%	4.69%	4.74%	4.52%	4.75%
Acquired loans	13.40%	8.67%	10.95%	8.20%	8.48%	10.90%	8.64%
Loans - total	5.43%	5.00%	5.36%	5.18%	5.29%	5.22%	5.22%
FF sold & rev repo	0.91%	0.31%	0.50%	0.35%	0.29%	0.49%	0.27%
Other earning assets	4.19%	4.13%	4.53%	3.86%	4.29%	4.16%	4.22%
Total earning assets	4.42%	4.15%	4.35%	4.19%	4.28%	4.29%	4.27%

Interest-bearing deposits	0.22%	0.24%	0.27%	0.27%	0.28%	0.23%	0.29%
FF pch & repo	0.11%	0.11%	0.11%	0.12%	0.11%	0.11%	0.12%
Other borrowings	3.07%	2.99%	2.96%	3.07%	3.13%	3.03%	3.08%
Total interest-bearing liabilities	0.28%	0.30%	0.33%	0.33%	0.34%	0.29%	0.36%

Net interest margin	4.21%	3.92%	4.10%	3.94%	4.02%	4.07%	4.00%
Net interest margin excluding acquired loans	3.55%	3.52%	3.48%	3.52%	3.55%	3.54%	3.60%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin increased 29 basis points during the second quarter of 2014 primarily due to an increase in interest and fees on acquired loans, which was the result of increased acquired loan recoveries during the quarter.

During the second quarter of 2014, the yield on average acquired loans includes approximately $8.9 million in recoveries, or an annualized 5.15% of the average acquired loan balance.  Excluding the recoveries on acquired loans, the yield on average acquired loans totaled 8.25%.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $546 thousand and $121 thousand for the quarters ended June 30, 2014 and 2013, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Mortgage servicing income, net	$4,592	$4,539	$4,688	$4,552	$4,385	$9,131	$8,652
Change in fair value-MSR from runoff	(2,391)	(1,812)	(2,182)	(2,407)	(2,756)	(4,203)	(5,216)
Gain on sales of loans, net	2,749	1,839	2,202	6,465	7,597	4,588	17,762
Other, net	695	400	(533)	(1,485)	(1,052)	1,095	(2,701)
Mortgage banking income before hedge ineffectiveness	5,645	4,966	4,175	7,125	8,174	10,611	18,497
Change in fair value-MSR from market changes	(3,038)	(723)	3,937	287	6,467	(3,761)	7,594
Change in fair value of derivatives	3,584	2,586	(2,926)	1,028	(6,346)	6,170	(6,213)
Net positive hedge ineffectiveness	546	1,863	1,011	1,315	121	2,409	1,381
Mortgage banking, net	$6,191	$6,829	$5,186	$8,440	$8,295	$13,020	$19,878

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Partnership amortization for tax credit purposes	$(3,006)	$(3,006)	$(5,642)	$(2,388)	$(2,221)	$(6,012)	$(4,338)
(Decrease) increase in FDIC indemnification asset	(999)	(688)	(2,429)	211	(2,317)	(1,687)	(3,682)
Other miscellaneous income	4,204	3,673	3,269	2,342	2,393	7,877	4,684
Total other, net	$199	$(21)	$(4,802)	$165	$(2,145)	$178	$(3,336)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the second quarter of 2014, other noninterest income included a write-down of the FDIC indemnification asset of $999 thousand on acquired covered loans obtained from Heritage as a result of loan pay-offs, improved cash flow projections and lower loss expectations for loan pools.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Loan expense	$3,107	$3,464	$4,419	$3,390	$4,267	$6,571	$7,262
Non-routine transaction expenses on acquisitions	-	-	-	-	-	-	7,920
Amortization of intangibles	2,190	2,293	2,434	2,466	2,472	4,483	3,914
Other miscellaneous expense	7,934	7,495	8,555	7,675	11,832	15,429	17,526
Total other expense	$13,231	$13,252	$15,408	$13,531	$18,571	$26,483	$36,622

Other miscellaneous expense increased during the second quarter of 2013 due to a non-routine litigation expense of $4.0 million related to a proposed settlement on Trustmark’s overdraft fees for insufficient funds on debit card purchases and ATM withdrawals as previously disclosed in the Form 8-K filed on June 26, 2013.  During the first quarter of 2014, the United States District Court for the Southern District of Mississippi issued a final judgment approving the settlement.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2014 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,392,240	$1,367,663	$1,346,975	$1,333,356	$1,344,360	$1,380,019	$1,334,986
Less: Goodwill		(365,500)	(372,720)	(372,468)	(368,482)	(366,592)	(369,090)	(345,862)
Identifiable intangible assets		(38,711)	(41,015)	(43,532)	(45,988)	(48,402)	(39,857)	(41,831)
Total average tangible equity		$988,029	$953,928	$930,975	$918,886	$929,366	$971,072	$947,293

PERIOD END BALANCES
Total shareholders' equity		$1,399,891	$1,373,895	$1,354,953	$1,329,514	$1,326,819
Less: Goodwill		(365,500)	(365,500)	(372,851)	(372,463)	(368,315)
Identifiable intangible assets		(37,506)	(39,697)	(41,990)	(44,424)	(46,889)
Total tangible equity	(a)	$996,885	$968,698	$940,112	$912,627	$911,615

TANGIBLE ASSETS
Total assets		$12,119,996	$12,057,054	$11,790,383	$11,805,197	$11,863,312
Less: Goodwill		(365,500)	(365,500)	(372,851)	(372,463)	(368,315)
Identifiable intangible assets		(37,506)	(39,697)	(41,990)	(44,424)	(46,889)
Total tangible assets	(b)	$11,716,990	$11,651,857	$11,375,542	$11,388,310	$11,448,108

Risk-weighted assets	(c)	$8,175,622	$8,016,482	$7,916,378	$7,825,839	$7,878,281

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$32,897	$29,003	$28,039	$33,034	$31,121	$61,900	$55,987
Plus: Intangible amortization net of tax		1,353	1,417	1,503	1,523	1,526	2,770	2,416
Net income adjusted for intangible amortization		$34,250	$30,420	$29,542	$34,557	$32,647	$64,670	$58,403

Period end common shares outstanding	(d)	67,439,788	67,439,562	67,372,980	67,181,694	67,163,195

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity [1]		13.90%	12.93%	12.59%	14.92%	14.09%	13.43%	12.43%
Tangible equity/tangible assets	(a)/(b)	8.51%	8.31%	8.26%	8.01%	7.96%
Tangible equity/risk-weighted assets	(a)/(c)	12.19%	12.08%	11.88%	11.66%	11.57%
Tangible book value	(a)/(d)*1,000	$14.78	$14.36	$13.95	$13.58	$13.57

TIER 1 COMMON RISK-BASED CAPITAL
Total shareholders' equity		$1,399,891	$1,373,895	$1,354,953	$1,329,514	$1,326,819
Eliminate qualifying AOCI		30,557	38,497	43,731	52,226	36,088
Qualifying tier 1 capital		60,000	60,000	60,000	60,000	60,000
Disallowed goodwill		(365,500)	(365,500)	(372,851)	(372,463)	(368,315)
Adj to goodwill allowed for deferred taxes		15,150	14,798	14,445	14,093	13,740
Other disallowed intangibles		(37,506)	(39,697)	(41,990)	(44,424)	(46,889)
Disallowed servicing intangible		(6,505)	(6,761)	(6,783)	(6,315)	(6,038)
Disallowed deferred taxes		(5,134)	(23,969)	(24,647)	(39,476)	(26,411)
Total tier 1 capital		1,090,953	1,051,263	1,026,858	993,155	988,994
Less: Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(60,000)	(60,000)
Total tier 1 common capital	(e)	$1,030,953	$991,263	$966,858	$933,155	$928,994

Tier 1 common risk-based capital ratio	(e)/(c)	12.61%	12.37%	12.21%	11.92%	11.79%

1  Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity

Trustmark
Banking and Financial Solutions

Second Quarter 2014 Financial Results

July 22, 2014

Memphis
Jackson
Mobile
Destin
Houston

Building a Premier Regional Financial Services Organization

 Second Quarter 2014 Financial Results    July 22, 2014  Building a Premier Regional Financial Services Organization
 Forward–Looking Statements  *  Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of the European financial crisis on the U.S. economy and the markets we serve, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

 Quarter in Review  *  Source: Company reports  Effective management and successful acquisition strategy continue to yield solid financial results; Q2 EPS of $0.49 – up 14.0% from prior quarter  At June 30, 2014:    Total Assets   $12.1 billion  Total Loans (HFI & Acquired)  $6.8 billion  Total Deposits   $9.9 billion  Banking Centers  207  2nd Quarter 2014:    Net Income  $32.9 million  EPS – Diluted  $0.49  Dividends per Share  $0.23  ROATE  13.90%  ROAA  1.10%  Tangible Equity to Tangible Assets  8.51%  Total Risk-Based Capital Ratio  14.54%  Five consecutive quarters of legacy loan portfolio growth: increased 4.4% from the prior quarter, or at an annualized rate of 17.6%Acquired loans performance: continues to exceed our expectations; yield on acquired loans totaled 13.4% in Q2 due to increased expected cash flows and recoveriesSolid asset-quality metrics: relative to the prior quarter, classified loans decreased by 4.9%, while criticized loans decreased by 2.2% Well diversified deposit base serves as an excellent, low-cost source of funds: average noninterest-bearing deposits increased by $46.1 million and represented 27.0% of average depositsIncome statement highlights: revenue totaled $149.4 million in Q2, an increase of 7.5% from prior quarter; routine noninterest expense remained well-controlledCapital management: solid capital position reflects consistent profitability of our diversified financial services businesses, as well as prudent balance sheet management

Continued Growth in Loan HFI Portfolio

Five consecutive quarters of growth in legacy loan portfolio

Loans HFI Dollar Growth by Type

($ in millions)

Type	Balance	Linked Quarter
Loans secured by real estate:		
Const., land dev. and other land loans	$ 532	$ (61)
Secured by 1-4 family residential prop.	1,582	48
Secured by nonfarm, nonresidential prop.	1,545	83
Other real estate secured	250	57
Commercial and industrial loans	1,250	43
Consumer loans	165	5
Other loans	863	88
Loans HFI	$ 6,187	$ 263

Loans HFI

($ in millions)

$5,577
$5,697
$5,799
$5,924
$6,187
Dollar Change:
$120
$102
$125
$263
Q2-13
Q3-13
Q4-13
Q1-14
Q2-14

Source: Company reports

Loans HFI Dollar Growth by Region

($ in millions)

$86
$14
$88
$9
$66
Alabama
Florida
Mississippi (1)
Tennessee (2)
Texas

(1) Mississippi includes Central and Southern Mississippi Regions
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions

4

Trustmark
Banking and Financial Solutions

 Loans held for investment (“HFI”) increased by $263.2 million, or at an annualized rate of 17.6%, to $6.2 billion from the prior quarter; year-over-year, loans HFI increased by $609.6 million, or 10.9%Loans HFI grew across all geographical markets on a linked-quarter and prior-year basisAcquired loans totaled $646.5 million, down $99.8 million from the prior quarter Total loans (HFI & Acquired) grew at an annualized rate of 9.8% in Q2  ($ in millions)  Source: Company reports  ($ in millions)  Continued Growth in Loan HFI Portfolio  Five consecutive quarters of growth in legacy loan portfolio  Loans HFI  Loans HFI Dollar Growth by Region  Loans HFI Dollar Growth by Type  Mississippi includes Central and Southern Mississippi RegionsTennessee includes Memphis, Tennessee and Northern Mississippi Regions   (1)  (2)  ($ in millions)  *  Dollar Change:  $120  $102  $125  $263

Acquired Loan Portfolio

Performance of acquired loans

Interest Income & Impairment – Acquired Loans

($ in thousands)	Q2-13	Q3-13	Q4-13	Q1-14	Q2-14
Acq. loan accretion / int.	$ 14,433	$ 14,500	$ 14,097	$ 12,975	$ 14,310
Acq. recoveries	6,554	4,683	9,287	3,811	8,940
Interest income on acq. loans	**$ 20,987**	**$ 19,183**	**$ 23,384**	**$ 16,786**	**$ 23,250**
Provision for acq. loan losses	**$ (1,552)**	**$ 3,292**	**$ 4,169**	**$ 63**	**$ 3,784**
Net acq. loan contribution (1)	**$ 22,539**	**$ 15,891**	**$ 19,215**	**$ 16,723**	**$ 19,466**
Acq. loan yield	5.83%	6.20%	6.60%	6.70%	8.25%
Acq. loan recoveries yield	2.65%	2.00%	4.35%	1.97%	5.15%
Total yield on acq. loans	**8.48%**	**8.20%**	**10.95%**	**8.67%**	**13.40%**

Acquired Loans

($ in millions)

$963
$875
$804
$746
$647
Dollar Change:
($88)
($71)
($58)
($99)
Q2 - 13
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14

Source: Company reports

Accretable Yield

($ in millions)

$107
$110
$109
$105
$93
Q2 - 13
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14

5

Trustmark
Banking and Financial Solutions

 Performance of acquired loans  Source: Company reports  ($ in millions)  Acquired Loan Portfolio  Acquired Loans  As acquired loans have declined, estimated accretable yield has remained relatively constant because of improvement in estimated cash flows, resulting in an increased acquired loan yieldWe expect the yield on acquired loans (excl. recoveries) for the remainder of the year to be in the 8.0% range, reflecting our most recent re-estimation of cash flows Based upon most recent cash flow analyses, we anticipate acquired loan balances (excl. any settlement of debt) to decline by ~$60 million per quarter for the remainder of the year  Accretable Yield  ($ in millions)  Dollar Change:  ($88)  ($71)  ($58)  ($99)  Interest Income & Impairment – Acquired Loans  ($ in thousands)  (1)  Net interest income on acquired loans - Provision for acquired loan losses  5

Effective Credit Risk Management

Continued solid performance in asset-quality metrics

Classified Loans

($ in millions)

$241
$244
$221
$214
$204
Dollar Change:
$3
($23)
($7)
($10)
Q2 - 13
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14

Criticized Loans

($ in millions)

$289
$281
$258
$250
$245
Dollar Change:
($8)
($23)
($8)
($5)
Q2 - 13
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14

Source: Company reports

6

Trustmark Banking and Financial Solutions

 Effective Credit Risk Management   Source: Company reports Note: Credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement  Continued solid performance in asset-quality metrics  ($ in millions)  Nonperforming loans totaled $71.1 million, an increase of 11.1% from the prior quarter and a decline of 4.3% from the prior yearThe increase in nonperforming loans during Q2 is primarily the result of one substandard credit migrating to nonaccrual statusForeclosed real estate decreased $4.6 million, or 4.1%, from prior quarter and $10.7 million from prior yearNet charge-offs totaled $1.2 million and represented 0.08% of average loansClassified loans decreased by $10.4 million, or 4.9%, while criticized loans decreased by $5.5 million, or 2.2%, relative to prior quarterRelative to the prior year, classified loan balances decreased $37.8 million, or 15.7%, while criticized loan balances decreased $43.7 million, or 15.2%Allowance for loan losses represented 159.71% of nonperforming loans, excluding impaired loans  ($ in millions)  Classified Loans  Criticized Loans  Dollar Change:  $3  ($23)  ($7)  ($10)  Dollar Change:  ($8)  ($23)  ($8)  ($5)  *

Attractive, Low-Cost Deposit Base

Deposit Mix – Average Balance

($ in millions)

$9,772
$9,691
$9,673
$9,952
$9,901
25.1%
25.6%
27.0%
26.4%
27.0%
74.9%
74.4%
73.0%
73.6%
73.0%
Q2 - 13
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Interest-bearing
Noninterest-bearing

Cost of Deposits	0.21%	0.20%	0.20%	0.18%	0.16%

Deposit Mix By Type – Q2-14 Ending Balance

($ in millions)

Time Deposits
$2,099
21%
Nonint.-
Bearing DDA
$2,729
28%
Savings
$654
7%
15%
MMDA
$1,506
29%
Interest
Checking
$2,872

Total Deposits at June 30, 2014 – $9,860

Source: Company reports

7

Trustmark Banking and Financial Solutions

 Total Deposits at June 30, 2014 – $9,860  Source: Company reports  Attractive, Low-Cost Deposit Base  ($ in millions)  ($ in millions)  Cost of Deposits  0.21%  0.20%  0.20%  0.18%  0.16%  Average deposits in the second quarter declined $51.6 million as the $46.1 million increase in noninterest-bearing deposits was offset, in part, by a decline in interest-bearing deposits of $97.7 millionCost of deposits continued to decline   Well diversified deposit base serves as an excellent, low-cost source of funds  Deposit Mix – Average Balance  Deposit Mix By Type – Q2-14 Ending Balance  Noninterest-bearing  25.1%  25.6%  27.0%  26.4%  27.0%  Interest-bearing  74.9%  74.4%  73.0%  73.6%  73.0%  28%  29%  15%  21%  7%  *

Income Statement Highlights – Revenue

Net Interest Income – FTE

($ in millions)

$103
$102
$106
$99
$109
$21
$19
$23
$17
$23
$82
$83
$83
$82
$86
Q2 - 13
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Net Interest Income on Acq. Loans
Net Interest Income (excl. Acq. Loans)

Noninterest Income

($ in millions)

$44
$47
$39
$44
$44
Q2 - 13
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14

Net Interest Margin

4.02%
3.94%
4.10%
3.92%
4.21%
3.55%
3.52%
3.48%
3.52%
3.55%
Q2 - 13
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
NIM
NIM (excl. acquired loans)

Noninterest Income Mix – Q2-14

($ in millions)

Mortgage banking, net $6
14%
Service charges on deposit accounts $12
27%
Insurance commissions $8
19%
Wealth management $8
17%
Bank card and other fees $10
22%

Source: Company reports

Note: "Other, net" accounts for 1% of Noninterest Income

8

Trustmark Banking and Financial Solutions

 Income Statement Highlights – Revenue  Source: Company reports   Revenue totaled $149.4 million in second quarter, an increase of 7.5% from prior quarter  Net Interest Income – FTE  Net Interest Margin  Noninterest Income Mix – Q2-14   27%  19%  17%  22%  14%  Noninterest Income  ($ in millions)  ($ in millions)  ($ in millions)  *  Note: “Other, net” accounts for 1% of Noninterest Income  Net Interest Income on Acq. Loans  Net Interest Income (excl. Acq. Loans)

Income Statement Highlights – Noninterest Expense

Routine noninterest expense remained well-controlled

Noninterest Expense

($ in millions)

$107
$8
$99
$102
$6
$96
$105
$5
$100
$102
$6
$96
$103
$6
$97
Q2 - 13
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Noninterest Expense (excl. ORE and Intangible Amortization)
ORE/Intangible Amortization

Source: Company reports

9

Trustmark Banking and Financial Solutions

 Income Statement Highlights – Noninterest Expense  Source: Company reports   Routine noninterest expense remained well-controlled  Excluding ORE and intangible amortization of $6.0 million, noninterest expense in Q2 totaled $96.7 million, an increase of $725 thousand from comparable expenses in the prior quarter Salary and benefits expense declined by 1.0% from prior quarter to $56.1 million Services and fees increased $1.4 million principally due to higher legal and professional feesContinued to make prudent investments and reallocate resources to support revenue growth and profitabilityOpened new banking centers and regional administrative offices in Memphis, TN, as well as in Montgomery, ALConsolidated two banking centers with limited growth opportunitiesEfficiency ratio improved to 64.3%   Noninterest Expense  ($ in millions)  *

Capital Management

7.96%
8.71%
11.79%
12.55%
13.89%
8.01%
8.78%
11.92%
12.69%
14.02%
8.26%
9.06%
12.21%
12.97%
14.18%
8.31%
9.14%
12.37%
13.11%
14.34%
8.51%
9.43%
12.61%
13.34%
14.54%
Q2-13
Q3-13
Q4-13
Q1-14
Q2-14
Tangible equity/tangible assets
Tier 1 leverage ratio
Tier 1 common risk-based capital ratio
Tier 1 risk-based capital ratio
Total risk-based capital ratio

Source: Company reports

10

Trustmark
Banking and Financial Solutions

 Capital Management   Source: Company reports  Tangible equity to tangible assets ratio was 8.51%, while the total risk-based capital ratio was 14.54%, significantly exceeding the 10.00% benchmark to be classified as “well-capitalized”Solid capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value   Tangible equity/tangible assets  Tier 1 leverage ratio  Tier 1 common risk-based capital ratio  Tier 1 risk-based capital ratio  Total risk-based capital ratio  Solid capital position reflects consistent profitability of our diversified financial services businesses, as well as prudent balance sheet management  *

Strategic Priorities to Enhance Shareholder Value

✓ Profitable revenue generation

- Create and expand customer relationships
- Loan growth
- Noninterest income – deposit services, wealth management, insurance
- Business development and cross-selling

✓ Process improvement and expense management

- Utilize technology to refine business processes, enhance efficiency and productivity
- Performance Measurement
- Market Optimization
- Business Process Improvement

✓ Credit Quality

- Maintain disciplined underwriting and pricing
- Resolution of problem assets

✓ Effective risk management

- Ensure regulatory compliance
- Create value-added proposition…manage businesses more effectively

✓ Mergers and acquisitions

- In-market consolidation
- Expand to additional attractive markets
- Patience and discipline

11

Trustmark
Banking and Financial Solutions

generationCreate and expand customer relationships Loan growth Noninterest income – deposit services, wealth management, insuranceBusiness development and cross-sellingProcess improvement and expense managementUtilize technology to refine business processes, enhance efficiency and productivityPerformance MeasurementMarket OptimizationBusiness Process ImprovementCredit QualityMaintain disciplined underwriting and pricingResolution of problem assetsEffective risk managementEnsure regulatory compliance Create value-added proposition…manage businesses more effectivelyMergers and acquisitionsIn-market consolidationExpand to additional attractive marketsPatience and discipline  Strategic Priorities to Enhance Shareholder Value  *